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                                                                     EXHIBIT 4.1

                           METRO-GOLDWYN-MAYER INC.
                  RIGHTS CERTIFICATE FOR RIGHTS OFFERING FOR
                     HOLDERS OF RECORD ON OCTOBER 15, 1999

                                                               591610 12 6
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  RIGHTS CERTIFICATE NUMBER                                    CUSIP NUMBER


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  SHARES ELIGIBLE TO SUBSCRIBE          RIGHTS               RECORD DATE SHARES

  Metro-Goldwyn-Mayer Inc. (the "Company") is conducting a rights offering (the "Rights Offering") which entitles the holders of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), as of the close of business on October 15, 1999 (the "Record Date") to receive 0.328 transferable rights (each, a "Right") for each share of the Common Stock held of record on the Record Date. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock (the "Basic Subscription Privilege") at a Subscription Price of $14.50 per share. If any shares of the Common Stock are not purchased by holders of Rights pursuant to the Basic Subscription Privilege (the "Excess Shares"), any holder purchasing all of the shares of the Common Stock available to it pursuant to the Basic Subscription Privilege may purchase an additional number of the Excess Shares (the "Oversubscription Privilege") if so specified hereon, subject to proration. No fractional shares or cash in lieu thereof will be issued or paid. Set forth above is the number of shares of the Common Stock held by such holder, and the number of shares to which each holder is entitled to subscribe pursuant to the Basic Subscription Privilege.

  FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS SUPPLEMENT DATED OCTOBER 15, 1999 AND ACCOMPANYING PROSPECTUS DATED SEPTEMBER 9, 1999 (COLLECTIVELY, THE "PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (TOLL FREE (888) 867-5964). CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

  THIS RIGHTS CERTIFICATE (OR A NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY CHASEMELLON SHAREHOLDER SERVICES, L.L.C. WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 8, 1999 (UNLESS EXTENDED IN THE SOLE DISCRETION OF THE COMPANY) (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). ANY RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL BE NULL AND VOID. ANY SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE RIGHTS OFFERING MADE HEREBY IS IRREVOCABLE.
  The Rights represented by this Rights Certificate may be exercised by duly completing Form 1; and may be transferred, assigned, exercised or sold through a bank or broker by duly completing Form 2, and may be sold through the Subscription Agent by duly completing Form 3. Rights holders are advised to review the Prospectus and instructions, copies of which are available from ChaseMellon Shareholder Services, L.L.C. before exercising or selling their Rights.
SUBSCRIPTION PRICE: $14.50 PER SHARE
  The registered owner whose name is inscribed hereon, or assigns, is entitled to subscribe for shares of the Common Stock upon the terms and subject to the conditions set forth in the Prospectus and instructions relating to the use hereof.
  THIS RIGHTS CERTIFICATE IS TRANSFERABLE, AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO RIGHTS CERTIFICATES EVIDENCING FULL RIGHTS) AT THE OFFICE OF CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
  RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE OR TRANSFER ONLY PART OF THEIR RIGHTS, THEY MAY NOT RECEIVE A NEW RIGHTS CERTIFICATE IN SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED THEREBY.

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                                    FORM 1

EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of the Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

     (a) Number of shares subscribed for pursuant to the Basic Subscription Privilege _____ x $14.50 = $_____ payment. (One whole Right needed to subscribe for one share.)

     (b) Number of shares subscribed for pursuant to the Oversubscription Privilege _____ x $14.50 = $_____ payment.

     (c) Total Subscription (total number of shares on lines (a) and (b) multiplied by the subscription price) = $_____ payment.

          METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):

          [_] Check, bank draft, or money order payable to "ChaseMellon Shareholder Services, LLC., as Subscription Agent"; or

          [_] Wire transfer directed to The Chase Manhattan Bank, New York, NY, ABA No. 021000021-Attention: ChaseMellon Shareholder Services Reorg. Account: 323-859569 (Metro-Goldwyn-Mayer Inc.)

     (d) If the Rights being executed pursuant to the Basic Subscription Privilege do not account for all of the Rights represented by the Rights Certificates (check only one):

          [_] Deliver to the undersigned a new Rights Certificate evidencing the remaining Rights to which the undersigned is entitled.

          [_] Deliver a new Rights Certificate in accordance with the undersigned's Form 2 instructions (which include any required signature guarantees).

          [_] Sell the remaining unexercised Rights in accordance with the undersigned's Form 3 instructions.

          [_]  Do not deliver any new Rights Certificate to me.

          [_] Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

               Name(s) of Registered Holder(s)
                                               ---------------------------------

               Window Ticket Number (if any)
                                             -----------------------------------

               Date of Execution of Notice of Guaranteed Delivery
                                                                  --------------

               Name of Institution Which Guaranteed Delivery
                                                             -------------------

* If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares included in lines (a) and (b), or if the number of shares being subscribed for is not specified, the Rights Holder exercising this Rights Certificate shall be deemed to have subscribed for the maximum amount of whole shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds the aggregate Subscription Price for all shares represented by this Rights Certificate (the "Subscription Excess"), the Rights holder exercising this Rights Certificate shall be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of the Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to proration, as described in the Prospectus. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

Subscriber's Signature                       Telephone No. (   )
                       -------------------                  -------------------

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                                    FORM 2
TO TRANSFER THIS RIGHTS CERTIFICATE OR SOME OR ALL OF YOUR RIGHTS, OR TO EXERCISE OR SELL RIGHTS THROUGH YOUR BANK OR BROKER: For value received, ______ Rights represented by this Rights Certificate are hereby assigned to (please print name and address and Taxpayer Identification Number or Social Security Number or transferee in full):

Name:
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Address:
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                         Signature(s) of Transferor(s)

Signatures Guaranteed by:
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Proceeds from the sale of Rights may be subject to withholding of U.S. taxes unless the Seller's certified U.S. taxpayer identification number (or certificate regarding foreign status) is on file with the Subscription Agent and the seller is not otherwise subject to U.S. backup withholding.

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                                    FORM 3
TO SELL SOME OR ALL OF YOUR UNEXERCISED RIGHTS THROUGH THE SUBSCRIPTION AGENT:
The undersigned hereby authorizes the Subscription Agent to sell _____ Rights represented by this Rights Certificate but not exercised hereby and to deliver to the undersigned a check for the proceeds, if any, from the sale thereof, less any applicable brokerage commissions, taxes or other direct expenses of sale. The Subscription Agent's obligation to execute orders is subject to its ability to find buyers for the Rights.

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                              Seller's Signature
In Order to sell Rights through the Subscription Agent, you must complete and sign the substitute Form W-9 as provided in Section 8 of the instructions.

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                                    FORM 4
DELIVERY INSTRUCTIONS: Address for mailing of stock certificates or new Rights Certificate or any cash payment in accordance with the Prospectus if other than shown on the reverse hereof:

Name
     ---------------------------------------------------------------------------

Address
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